U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRITON INTERNATIONAL LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-1276572
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. 

Securities Act registration statement file number to which this form relates:	333-208757
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, par value $0.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:	None

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common shares, par value $0.01 per share, of Triton International Limited (the “Registrant”). The description of such common shares set forth under the section entitled “Description of Holdco Common Shares” in the proxy statement/prospectus, as amended or otherwise supplemented, forming part of the Registrant’s Registration Statement on Form S-4 (File No. 333-208757), as declared effective by the Securities and Exchange Commission on May 9, 2016 (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any amendment or supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the class of securities registered hereby is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRITON INTERNATIONAL LIMITED

Date: July 12, 2016	By:	/s/ JOHN BURNS
	Name:	John Burns
	Title:	Chief Financial Officer